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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                         HORIZON MEDICAL PRODUCTS, INC.


                                    ARTICLE I

                                  SHAREHOLDERS

              Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., local time, on the fourth Tuesday in April of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

              Section 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 75% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors, such meeting may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this Section 2, then such meeting shall be held at such place in the State of Georgia as is stated in the notice thereof.

              Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.



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              Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

              Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

              Section 6. Fixing Record Date.

              (a) Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of
Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this
Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.



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              (b) (i) In order that the Corporation may determine the
shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to
Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

              (ii) Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b)(i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of Article I hereof are delivered to the Corporation in the manner prescribed in paragraph
(b)(i) of this Section.

              (iii) In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall promptly perform a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the Corporation, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under Section 2 of
Article I hereof, or (ii) such date as the Corporation certifies that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

              (iv) Unless the Corporation shall deliver, on or before the Determination Date, a certificate stating that the valid requests for a special meeting submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to


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request a special meeting under Section 2 of Article I hereof, the Board of
Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with Section 6(a) of Article I of these Bylaws.


              Section 7. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 180 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the prior year's annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

              Section 8. Notice of Shareholder Nominees. Except for Directors who are elected by Directors pursuant to the provisions of Section 9 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the prior year's annual meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise

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required, in each case pursuant to Regulation 14A under the Securities Exchange
Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE II

                                    DIRECTORS

              Section 1. Powers of Directors. The Board of Directors shall manage the business and affairs of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

              Section 2. Number and Term of Directors.

              (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the Board of Directors of the Corporation shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board. No decrease in the number of Directors shall shorten the term of an incumbent Director.

              (b) The Directors of the Corporation (other than any Directors who may be elected by holders of any series of Preferred Stock then outstanding) shall be and are divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as the then-authorized number of Directors constituting the Board of Directors permits. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1998, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1998, and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1998. Any director who may be elected by holders of any series of Preferred Stock then outstanding shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected.

              (c) In the event of any increase or decrease in the authorized number of Directors:


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                      (i)  Each Director then serving shall nevertheless
       continue as a Director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

                      (ii) Newly-created or eliminated Directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of Directors in each class as nearly equal as possible.

              Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board of Directors, by the Chief Executive Officer or by the President or by any two of the Directors.

              Section 4. Notice of Meetings. Notice of each meeting of the Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telegraph, facsimile or cablegram or in person at least five days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.

              Section 5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

              Section 6. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.


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              Section 7. Compensation. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

              Section 8. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any or all Directors may be removed from office at any time for cause, but only by the same affirmative vote of the shareholders required to amend this Article II as provided in the Corporation's Articles of Incorporation.

              Section 9. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill director vacancies, vacancies on the Board of Directors (including, without limitation, vacancies resulting from retirement, resignation, removal from office (with or without cause) or death) shall be filled exclusively by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of shareholders.

              Section 10. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 10 shall constitute presence in person at such meeting.


                                   ARTICLE III

                                    OFFICERS

              Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. More than one office may be held by the same person. The Board may designate a Vice President as an Executive Vice President or a Senior Vice President, and may designate the order in which the other Vice Presidents may act.

              Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

              Section 3. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall preside at all meetings of the shareholders and all meetings of the Board of


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Directors in the absence of the Chairman of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

              Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. He shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation and shall supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, he shall preside at all meetings of the shareholders and the Board of Directors.

              Section 5. President. The President shall have responsibility for the general direction of the business, policies and affairs of the Corporation and shall supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by and shall report to the Chief Executive Officer.

              Section 6. Vice President. The Vice President shall act in the case of the absence or disability of the Chairman of the Board of Directors and the President. If there is more than one Vice President, such Vice Presidents shall act in the order of precedence, as set out by the Board of Directors.

              Section 7. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

              Section 8. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the Corporation.

              Section 9. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

              Section 10. Removal. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

              Section 11. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.




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                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL

              Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

              Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board of Directors, the President, any Vice President or by such other officer, officers, agent or agents, as the Chairman of the Board of Directors or the President designates from time to time or as the Board from time to time may by resolution provide.

              Section 3. Seal. The seal of the Corporation shall be as follows:

              The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.


                                    ARTICLE V

                                 STOCK TRANSFERS

              Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

              Section 2. Transfers of Shares. Shares of stock in the Corporation shall be transferable only on the books of the Corporation by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.



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              Section 3. Lost, Destroyed or Stolen Certificates. Where the
holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

              Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.


                                   ARTICLE VI

                                 INDEMNIFICATION

              Section 1. Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

              Section 2. Permissive Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was an employee or agent of the Company against liability (as defined in the Georgia Business Corporation
Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

              Section 3. Advances for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:



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              (a)    Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable; and

              (b) Such person furnishes the Corporation his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification.

       The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

              Section 4. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

              Section 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE VII

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

       All of the requirements of Article 11A of the Georgia Business Corporation Code (currently codified in Sections 14-2-1131 through 14-2-1133 thereof), as may be in effect from time to time (the "Business Combination Statute"), shall apply to all "business combinations" (as defined in Section 14-2-1131 of the Georgia Business Corporation Code) involving the Corporation. The requirements of the Business Combination Statute shall be in addition to the requirements of Article VIII of these Bylaws. Nothing contained in the Business Combination Statute shall be deemed to limit the provisions contained in Article VIII of these Bylaws, and nothing contained in Article VIII of these Bylaws shall be deemed to limit the provisions contained in the Business Combination Statute.



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                                  ARTICLE VIII

                              FAIR PRICE PROVISIONS

         All requirements of Sections 14-2-1110 through 14-2-1113 of the Georgia Business Corporation Code, as may be in effect from time to time, shall apply to the Corporation.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

              Section 1. Amendment.

              (a) Except as otherwise provided in the Articles of Incorporation or these Bylaws, these Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or these Bylaws, action by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single voting group.

              (b) Notwithstanding anything herein to the contrary, Article II of these Bylaws shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of a majority of the entire Board of Directors or of the holders of at least 75% of the outstanding shares of the Corporation.


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